Exhibit 10.1
APPENDIX
AIR PRODUCTS AND CHEMICALS, INC.
LONG-TERM INCENTIVE PLAN
As Amended and Restated
Effective January 26, 2006

1. Purposes of the Plan
     The purposes of this Plan are: (i) to provide long-term incentives and rewards to nonemployee directors (“Eligible Directors”) and to those executives or other key employees who are either in a position to contribute to the long-term success and growth of Air Products and Chemicals, Inc. (the “Company”) and Participating Subsidiaries, or who have high potential for assuming greater levels of responsibility or who have demonstrated their critical importance to the operation of their organizational unit; (ii) to assist the Company and Participating Subsidiaries in attracting and retaining directors, executives and other key employees with experience and ability; and (iii) to associate more closely the interests of such directors, executives and other key employees with those of the Company’s shareholders.
2. Administration of the Plan
     (a) Employee Awards. With regard to Plan Awards granted to employees (“Employee Awards”), the Plan shall be administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than three) of the Board as are appointed from time to time by the Board (the “Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an “outside director” as then defined under Code Section 162(m) and (iii) an “independent director” as then defined under the rules of the New York Stock Exchange (or meeting comparable requirements of any stock exchange on which the Company’s Common Stock may then be listed).
     (b) Director Awards. With regard to Plan Awards granted to Eligible Directors (“Director Awards”), the Plan shall be administered by the Board.
     (c) Powers of the Committee and Board. As used herein, the term “Administrator” shall mean the Committee with respect to Employee Awards and the Board with respect to Director Awards. The Administrator shall have all necessary powers to administer and interpret the Plan, including authority to adopt such rules, regulations, agreements, and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator’s interpretations of the Plan and all action taken and determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.
     (i) Powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan, to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible employees, and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company and of each

Participating Subsidiary with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. Notwithstanding any other provision of the Plan to the contrary, the Committee may delegate to appropriate Company officers its authority to take all final action with respect to granting and administering Plan Awards granted to Participants who are at the time of such action not members of the Board or “officers” within the meaning of Rule 16a-1(f) of the Act, including without limitation selecting executives and key employees to whom such Awards will be granted; determining the amount of any such Awards to be made to such executives and key employees; and taking all action on behalf of the Company with respect to administering, vesting of, and paying such Awards; provided, however, that (i) all such Awards shall be granted within the limitations and subject to the terms and conditions required by the Plan and established by the Committee and subject to the Committee’s interpretations of the Plan (ii) the aggregate of such Awards granted under the Plan for or with respect to a given Fiscal Year shall not, when added to the Awards approved by the Committee for granting to individuals who are “officers” within the meaning of Rule 16a-1(f) of the Act for or with respect to the same Fiscal Year, exceed the total amount of Awards approved by the Committee for or with respect to such Fiscal Year; (iii) only the Committee may grant Awards of restricted or unrestricted shares; and (iv) any action with respect to such Awards taken because of or in connection with a Change in Control of the Company or as contemplated by Section 12 shall be taken by the Committee. With respect to matters so delegated, the term “Committee” as used herein shall mean the delegate.
     (ii) The Board has exclusive authority to determine the awards amount, type, size, and terms of to be provided to Eligible Directors under the Plan by resolution, including by adoption of programs specifying timing, amounts, terms, and conditions of Plan awards to be made annually or otherwise regularly without further action by it. The Corporate Governance and Nominating Committee shall recommend to the Board the type, size, timing, and terms of grants to Eligible Directors. Notwithstanding any provision of the Plan to the contrary, the Board may delegate to appropriate Company officers or to a Committee of the Board by its resolution, adoption of a Committee charter, or adoption of a written compensation program, authority to take all final action with respect to granting and administering Plan awards to Eligible Directors, including administering and taking all action on behalf of the Company with respect to vesting and payment of Awards. With respect to matters so delegated, the term “Board,” as used herein, shall mean the delegate.
3. Eligibility for Participation
     Participation in the Plan shall be limited to (i) Eligible Directors and (ii) executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries selected on the basis of such criteria as the Committee may determine. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Participating Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4. Shares of Stock Subject to the Plan
     The shares that may be subject to Awards granted under the Plan on or after January 26, 2006, (including Incentive Stock Options) shall not exceed in the aggregate 7,000,000 shares of common stock of the Company (“Common Stock”), plus the sum of (i) the number of shares previously authorized under the Plan but not then issued or subject to an outstanding Award, and (ii) the number of shares subject to Awards granted under the Plan prior to January 26, 2006 and then outstanding which are not delivered because the Award expires, is forfeited, or terminates unexercised or because payment under the Award is made in other than in shares. No more than 20% of the cumulative shares of Common Stock subject to Awards granted on or after October 1, 2001 may be used for restricted shares, deferred stock units or other Awards providing for the acquisition of the shares for a consideration less than the Fair Market Value of the shares as of the date of grant. Any share subject to a Plan Award which is not delivered because the Award expires, is forfeited, or terminates unexercised, or because payment under the Award is made in a form other than in Common Stock, shall not be considered as having been issued or delivered for purposes of the limitations under the preceding sentences and may again be subject to an award subsequently granted under the Plan; provided that, any stock appreciation right Award delivered in Common Stock shall be counted as use of a number of shares equal to the number of stock appreciation rights exercised, rather than the net shares delivered.
5. Awards
     Awards granted to employee Participants or Eligible Directors under the Plan may be of the following types: (i) stock options, (ii) restricted shares, (iii) deferred stock units, and/or (iv) other stock awards. Employee Participants may also be granted stock appreciation rights. Stock options are rights to purchase Common Stock from the Company at a price designated at the time of grant (“Stock Options”). Stock Options granted to employees may be either Nonstatutory Stock Options or Incentive Stock Options, both as described below. The Committee shall designate each Stock Option grant to an employee as being either a Nonstatutory Stock Option or an Incentive Stock Option. If the same employee receives both Nonstatutory Stock Options and Incentive Stock Options, each type shall be clearly identified and separately granted. Stock appreciation rights (“Stock Appreciation Rights”) are rights to receive cash and/or Common Stock equivalent in value to the “spread” between (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised and (b) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted. Restricted shares are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events (“Restricted Shares”). Deferred stock units are rights to receive at the end of a deferral period cash and/or Common Stock equivalent in value to one share of Common Stock for each unit (”Deferred Stock Units”). Other stock awards are awards in such form as the Board or Committee may determine that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (“Other Stock Awards”).
     Nonstatutory Stock Options, Restricted Shares, Deferred Stock Units and Other Stock Awards, and, in the case of employee Participants, Incentive Stock Options and Stock

Appreciation Rights, may be granted to the same Participant as separate Awards at or for the same period of time under terms whereby the issuance of shares or payment under one Award has no effect on any other Award. Stock Appreciation Rights may be granted to an employee Participant in relation to (i.e., in “tandem” with) a previously or concurrently granted Stock Option under terms whereby the issuance of shares or payment under one Award reduces directly the number of shares, units, and/or rights remaining available under the related Award(s). Nonstatutory Stock Options may also be granted in tandem with other Plan Awards.
6. Stock Options
     (a) Director Stock Options
     All Stock Options granted to Eligible Directors under the Plan shall be Nonstatutory Stock Options. The purchase price per share of Common Stock covered by each such Stock Option shall be determined by the Board but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.
     (b) Employee Stock Options
     Stock Options granted to eligible employees under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. The Committee may grant Stock Options to eligible employees either alone or in conjunction with and related to Stock Appreciation Rights and may also grant Nonstatutory Stock Options in conjunction with and related to other Plan Awards. No Incentive Stock Option shall be granted under this Plan more than 10 years after the most recent date this Plan is adopted or approved by the shareholders of the Company.
     The purchase price per share of Common Stock covered by each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option. If an Incentive Stock Option is granted to an employee who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any affiliate, the purchase price per share under such Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and such Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.
     The Committee will determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of shares of Common Stock to be subject to each Stock Option. In no event shall the number of shares subject to Stock Options (and any related Stock Appreciation Rights) granted to any Participant in any Fiscal Year exceed 1,000,000, subject to adjustment as provided in Section 12.
     The aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary or affiliate) shall not exceed $100,000 (as such figure may be adjusted under Code Section 422(d)). If the aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary, or affiliate) exceeds the limitation described in the preceding sentence, that portion of the Incentive Stock Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option, and in all other respects the terms of the original Award agreement shall remain in full force and effect. If the limitation of this paragraph is exceeded, the determination of which Stock Options shall be Incentive Stock Options and which Stock Options shall be Nonqualified Stock Options shall be made in accordance with the ordering rules prescribed in the Code. For the avoidance of doubt, the exercise date of Incentive Stock Options may be accelerated as provided for in Section 11, in which case the provisions regarding the $100,000 limitation and the resulting treatment if that limit is exceeded, as described above, shall apply.
     (c) Terms Applicable to all Stock Options.
     Except as otherwise determined by the Administrator and reflected in the applicable Award agreement or an amendment thereto, Stock Options shall be granted on the following additional terms and conditions (and such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):
     (i) Term and Exercise Dates. The Administrator shall fix the term during which each Stock Option may be exercised, but no Stock Option shall be exercisable after the tenth anniversary of its date of grant plus one day. No employee Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 11. Except as otherwise provided in Section 11, each employee Stock Option shall become exercisable in installments: one-third of the shares subject to such Stock Option may be purchased commencing on the first, second and third one year anniversaries of the date of grant. Each Eligible Director Stock Option shall be exercisable commencing six months from the date of grant.
Notwithstanding any other provision of the Plan, the Committee may determine with respect to an Employee Award that the date on which any outstanding Stock Option or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Committee in accordance with such terms and subject to such conditions, if any, as the Committee shall specify; provided, however, that any such earlier date shall not be prior to one year from the date of grant of such Stock Option, except as otherwise provided in Section 11.
     (ii) Exercise. A Participant wishing to exercise his or her Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile transmission) and payment shall be the “Exercise Date” for such Stock Option or portion thereof; provided, however, that if the Participant engages in a simultaneous Stock Option exercise and sale of shares of Common Stock, the Exercise Date shall be the date of sale of the shares purchased by exercising such Stock Option. No partial exercise of a Stock Option may be for less than 100 shares of Common Stock.
     (iii) Payment. The purchase price of shares purchased upon exercise of any Option shall be paid in full in cash at the time of exercise of the Stock Option, except that the Administrator, in its sole discretion, and on such terms and conditions as it may specify, may approve payment by the exchange of shares of Common Stock having a Fair Market Value on the Exercise Date equal to the purchase price of such shares or by a combination of cash and Common Stock having a Fair Market Value on the Exercise Date equal to the portion of such purchase price not paid in cash; provided, however, that except as the Administrator shall otherwise determine, any such shares submitted in the exchange must have been beneficially owned by the Participant for a certain period prior to the Exercise Date, the duration of such period to be determined by the Administrator but in no event to be less than six months. Subject to any administrative rules from time to time adopted by the Administrator for administering Stock Option exercises, payment of the exercise price of the Stock Option will be permitted through the delivery (including by facsimile transmission) of an irrevocable exercise notice coupled with irrevocable instructions to a designated broker to simultaneously sell the underlying shares of Common Stock and deliver to the Company on the settlement date the portion of the proceeds representing the exercise price (and any taxes to be withheld).
     (iv) Termination of Employment or Death.
       (A) Except as otherwise provided by the Committee in the applicable Stock Option agreement or amendment thereto, in the event an employee Participant ceases to be employed due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable following such cessation of employment as if the Participant had continued to be an active employee and such Stock Options may be exercised by the Participant or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such Participant had such Participant continued to be an active employee; provided that, Stock Options whose date of grant is less than one year from the date of such cessation of employment shall be forfeited.
       (B) Except as provided in clause (A) of this Section 6(c)(iv), if, prior to the expiration or cancellation of any Stock Option, an employee Participant ceases to be employed by the Company or a Subsidiary, any unexercised portion of his or her outstanding Stock Option shall automatically terminate unless the Committee, in its sole discretion, shall determine otherwise, and except that when the Participant’s employment has ceased due to a leave of absence or involuntary termination due to position elimination, such Participant’s Stock Option shall be treated in accordance with guidelines for such situations established by the Committee.
       (C) In the event an Eligible Director ceases to be a director due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable as if the Eligible Director had continued to be a director and such stock options may be exercised by the director or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such director had such eligible director continued to serve on the Board. Except as otherwise provided by the Board in the applicable Award agreement or amendment thereto, in the event an Eligible Director ceases to be a director other than due to Retirement, Disability, or death, his or her Stock Options shall become exercisable in accordance with their terms and be exercisable until two years following the Director’s last day of service.
       (D) No provision of this Section 6(c)(iv) shall be deemed to permit the exercise of any Stock Option after the expiration of the normal stated term of such Stock Option.
7. Stock Appreciation Rights
     The Committee may grant Stock Appreciation Rights to employees either alone or in conjunction with and related to previously or concurrently granted Stock Options and/or other Plan Awards. Except as otherwise determined by the Committee and reflected in the applicable Stock Appreciation Rights agreement or an amendment thereto, all Stock Appreciation Rights shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):
     (a) Number of Rights. The Committee shall determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of Stock Appreciation Rights which shall be granted. As to any Stock Appreciation Rights granted in tandem with a Stock Option, such number shall not be greater than the number of shares which are then subject to the related Stock Option, and the number of such Stock Appreciation Rights will be reduced on a one-for-one basis to the extent that shares under the related Stock Option are purchased. In no event shall the number of Stock Appreciation Rights granted to any Participant in any Fiscal Year (excluding Stock Appreciation Rights granted in tandem with a Stock Option, which shall be subject to the limitation in Section 6(b)), exceed 1,000,000, subject to adjustment as provided in Section 12.
     (b) Exercise. Stock Appreciation Rights shall entitle the Participant to receive upon exercise, without any payment to the Company, an amount of cash and/or a number of shares determined and payable as provided in Section 7(c). Except as otherwise determined by the Committee and reflected in the applicable Award agreement or amendment thereto, Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that Stock Options are exercisable under Section 6(c). A Participant wishing to exercise Stock Appreciation

Rights shall give written notice of such exercise to the Company. The date of receipt of such notice shall be the “Exercise Date” for such Stock Appreciation Rights. Promptly after the Exercise Date the Company shall pay and/or deliver to the Participant the cash and/or shares to which he or she is entitled.
     (c) Amount of Cash and/or Number of Shares. Except as otherwise provided in Section 11, the amount of the payment to be made upon exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion of the total number of shares as to which the Participant exercises the Stock Appreciation Rights award as of the Stock Appreciation Right Exercise Date, by (ii) 100% of the amount by which the Fair Market Value of a share of Common Stock on the Exercise Date exceeds the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. The Committee may make payment in cash or partly in cash and partly in Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the Exercise Date. No fractional shares shall be issued, but instead the Participant shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value on the Exercise Date.
     (d) Termination of Employment or Death. Except as otherwise provided by the Committee in the applicable Award agreement or amendment thereto, in the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary by reason of Retirement, Disability or death, his or her Stock Appreciation Rights shall continue to be or become exercisable following such termination of employment to the extent and upon the same conditions that a Stock Option is exercisable under Section 6(c)(iv). In the event a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary for a reason other than Retirement, Disability or death, his or her Stock Appreciation Rights shall automatically terminate unless and to the extent the Committee, in its sole discretion, shall determine otherwise.
8. Restricted Shares
     The Administrator may grant Restricted Share awards to Participants on the following terms and conditions (and/or such other conditions as are consistent with the Plan and applicable law):
     (a) Restrictions. Restricted Shares shall be granted subject to such restrictions on the full enjoyment of the Shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. Except for limited circumstances determined by the Administrator, including but not limited to special recruitment or retention awards, death, Disability, or Retirement, Restricted Shares shall have a restriction period of not less than three years; provided that, Restricted Shares shall have a minimum restriction period of one year if lapse of the restriction is based on performance criteria. In no event shall the number of Restricted Shares granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.
     (b) Dividends; Voting. While any restriction applies to any Participant’s Restricted Shares, (i) unless the Administrator provides otherwise, the Participant shall receive the dividends paid on the Restricted Shares and shall not be required to return those dividends to the Company in the event of the forfeiture of the Restricted Shares, (ii) the Participant shall receive the proceeds of the Restricted Shares in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Shares and be subject to all restrictions then existing as to the Participant’s Restricted Shares, and (iii) the Participant shall be entitled to vote the Restricted Shares.
     (c) Transfer of Restricted Shares. While any restriction applies to the Restricted Shares, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Shares or any interest therein.
     (d) Evidence of Share Ownership. The Restricted Shares will be book-entry shares only unless the Administrator decides to issue certificates to evidence shares of the Restricted Shares. Any stock certificate(s) representing the Restricted Shares that is so issued to a Participant shall bear an appropriate legend describing the restrictions to which the shares are subject.
9. Deferred Stock Units
     The Administrator, may grant Deferred Stock Units to Participants on the following terms and conditions (and/or such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):
     (a) Number, Value, and Manner of Payment of Deferred Stock Units. Each Deferred Stock Unit shall be equivalent in value to one share of Common Stock and, subject to satisfaction of any applicable performance conditions, shall entitle the Participant to receive from the Company at the end of the deferral period (the “Deferral Period”) applicable to such Unit the value at such time of each Unit. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or a Participating Subsidiary by such Participant. Deferred stock units may be conditioned on the satisfaction of performance conditions. Payment of the value of Deferred Stock Units may be made by the Company in shares of Common Stock, cash or both as determined by the Administrator. If paid in Common Stock, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units, and if paid in cash, the Participant shall receive for each matured Deferred Stock Unit an amount equal to the Fair Market Value of a share of Common Stock on the last day of the applicable Deferral Period (except as otherwise provided in Section 11). Upon payment in respect of a Deferred Stock Unit, such Unit shall be canceled. In no event shall the number of Deferred Stock Units granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.
     (b) Deferral Period. Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such Units, the duration of which Deferral Period shall be fixed by the Administrator at the time of grant of such Deferred Stock Units. Except for limited circumstances determined by the Committee, including but not limited to, special recruitment or retention awards, death, Disability or Retirement, Deferral Periods for employee Participants shall not be less than three years; provided that, Deferral Periods may be less than three years but not less than one year if payment is conditioned on satisfaction of performance criteria. Except as determined by the Board, Deferral Periods for director participants shall end upon cessation of service as a director.
     (c) Termination of Service or Death. Unless otherwise determined by the Administrator:
     (i) in the case of Deferred Stock Units granted to employee Participants:
     (A) If during a Deferral Period a Participant’s employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, unless the Committee determines in its discretion that such Deferred Stock Units should be paid at the end of such Deferral Period or, notwithstanding any other provision of the Plan, on some accelerated basis; and
     (B) Unless otherwise specified by the Committee in the applicable Deferred Stock Units agreement, in the event a Participant’s employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement, Disability, or death, such Participant, or his or her Designated Beneficiary in the event of death, shall receive payment in respect of such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed at the end of the Deferral Period or, notwithstanding any other provision of the Plan, on such accelerated basis as the Committee may determine.
     (ii) Deferred Stock Units granted to Eligible Directors shall not be forfeited upon termination of service as a director.
     (d) Time of Payment of Deferred Stock Units. Payment of Deferred Stock Units shall be made as soon as administratively feasible after such Awards become payable, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable.

     (e) Dividends. No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units. However, the Administrator may specify that an Award will earn “Dividend Equivalents,” i.e., an additional amount equal to the cash dividends, if any, which would have been paid during the period since the Award was granted with respect to issued and outstanding shares of Common Stock equal in number to the number of Deferred Stock Units being paid. The Administrator may also specify that any Dividend Equivalents will be paid in cash or shares of Common Stock at the time payment in respect of the Deferred Stock Units is made and/or that Dividend Equivalents shall be deemed to be reinvested in Common Stock. Dividend Equivalents which are deemed reinvested shall be converted into additional Deferred Stock Units and payment of the value of the Award shall include the value of such additional Units. No interest shall be paid on a Dividend Equivalent or any part thereof.
     (f) Director’s Elective Deferral of Fees. Eligible Directors may, under such terms as may be determined by the Board, elect to defer compensation otherwise payable to them and to receive such deferred compensation in the form of Deferred Stock Units.
10. Other Stock Awards
     The Administrator shall have the authority in its discretion to grant to eligible Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. The Administrator shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan. In no event shall Other Stock Awards be granted to any Participant in any Fiscal Year with respect to more than 100,000 shares of Common Stock (i.e., have a value greater than the value of 100,000 shares of Common Stock), subject to adjustment as provided in Section 12.
11. Change in Control
     Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:
     (a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights shall become immediately exercisable in full for the period of their remaining terms automatically and without any action by the Administrator; provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day following the end of such six-month period. The amount of the payment to be made upon the exercise of a Stock Appreciation Right following a Change in Control shall be determined by multiplying (i) the number of Stock Appreciation Rights which the Participant exercises, by (ii) 100% of the amount by which

     (A) the greater of (1) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as it shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (2) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Exercise Date of the Stock Appreciation Rights, exceeds
     (B) the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Rights.
     For purposes of determining the price paid or to be paid for Common Stock under clause (1) of paragraph (A) of the preceding formula, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
     (b) Cash Surrender of Stock Options. All or certain outstanding Stock Options may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option. In the absence of Administrator action requiring the surrender of Stock Options, each holder of Stock Options may elect to surrender all or certain of his or her outstanding Options which are then exercisable for cancellation in exchange for a cash payment for each such Stock Option. In any case, the cash payment received for each share subject to the Stock Option shall be 100% of the amount, if any, by which the amount described in paragraph (A) of Section 11(a) exceeds the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option. Such payments shall be due and payable immediately upon surrender to the Administrator for cancellation of appropriate Award agreements or other evidence in writing of the Participant’s relinquishment of his or her rights to such Award or at such earlier date as the Administrator shall determine (but in no event earlier than the occurrence of a Change in Control) and shall be valued as if the Exercise Date were the date of receipt of said materials or such earlier date as the Administrator shall determine.
     (c) Reduction in Accordance with Plan. The number of shares covered by Stock Options and Stock Appreciation Rights will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, as the case may be, under this Section 11.
     (d) Lapse of Restrictions on Restricted Shares. Unless the applicable Award agreement or an amendment thereto shall otherwise provide, all restrictions applicable to an outstanding award of Restricted Shares shall lapse immediately upon the occurrence of such Change in Control regardless of the scheduled lapse of such restrictions.

     (e) Accelerated Payment of Deferred Stock Units. Unless otherwise provided in the applicable Award agreement or an amendment thereto, all outstanding Deferred Stock Units, together with any Dividend Equivalents for the period for which such Units have been outstanding, shall be paid in full notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment shall be in cash and shall be due and payable to Participants immediately upon the occurrence of a Change in Control in an amount in respect of each Deferred Stock Unit equal to the greater of (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as the Administrator shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-l under the Act) or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (ii) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Change in Control. For purposes of determining the price paid or to be paid for Common Stock under clause (i) of the preceding sentence, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
12. Dilution and Other Adjustments
     Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, a rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate change, an equitable adjustment shall be made so as to preserve, without increasing or decreasing, the value of Plan Awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of Stock Appreciation Rights, (iii) the number or kind of shares or purchase price per share subject to outstanding Stock Options, (iv) the number or value, or kind of shares which may be issued in payment of outstanding Stock Appreciation Rights, (v) the value and attributes of Deferred Stock Units, (vi) the number or kind of shares subject to Restricted Share Awards, (vii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee, (viii) the performance-based events or objectives applicable to any Plan awards, (ix) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Administrator, or (x) any combination of the foregoing. Such adjustments shall be made as determined by the Administrator and shall be conclusive and binding for all purposes of the Plan.
13. Miscellaneous Provisions
     (a) No Shareholder Rights. Except as otherwise provided here, the holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock are issued upon exercise or payment in respect of such award.
     (b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.
     (c) Award Agreements. All Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Stock Units, and Other Stock Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.
     (d) Securities Restrictions. No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.
     (e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Common Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.
     (f) No Employment Right. No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or any director any right to continue as a director of the Company. All Company and Subsidiary employees who have or may receive Awards under this Plan are employed, except to the extent provided by law, at the will of the Company or such Subsidiary and in accord with all statutory provisions.
     (g) Stock to be Used. Distributions of shares of Common Stock upon exercise, in payment or in respect of Awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.
     (h) Expenses of the Plan. The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.
     (i) Plan Unfunded. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.
     (j) Section 409A of the Code.
       (i) If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Code Section 409A agreement or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.
       (ii) Notwithstanding any provisions of this Plan or any Award agreement granted hereunder to the contrary, no acceleration shall occur with respect to any Award (including awards granted prior to January 26, 2006) to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.
       (iii) Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan (including Awards granted prior to January 26, 2006) to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.
     (k) Governing Law. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.
14. Definitions
     In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:
     “Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.
     “Award” shall mean a grant of incentive compensation under the Plan in the form of Stock Options, Restricted Shares, Deferred Stock Units, Stock Appreciation Rights or Other Stock Awards.
     “Change in Control” shall mean the first to occur of any one of the events described below:
       (i) Stock Acquisition. Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan or trust sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company shareholders, as the case may be.
       (ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.
       (iii) Other Events. Any other event or series of events which, notwithstanding any other provision of this definition, is determined, by a majority of the outside members of the Board serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.
       (iv) Code Section 409A Limitation. Notwithstanding the foregoing or anything in the Plan to the contrary, with respect to an Award that is subject to Code Section 409A, no event shall constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.
     “Code” shall mean the Internal Revenue Code of 1986, and regulations thereunder, as amended from time to time, or any successor thereto. References to particular Code sections shall include successor provisions.
     “Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Administrator shall approve, or, if none, his or her estate.
     “Disability” shall mean permanent and total disability of an employee or director participating in the Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the Plan unless such condition also constitutes a disability as defined under Section 409A.
     “Fair Market Value” of a share of Common Stock of the Company on any date shall mean an amount equal to the mean of the high and low sale prices for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then the Administrator shall in good faith determine the Fair Market Value of the Common Stock on such date. Notwithstanding the foregoing, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act.

     “Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.
     “Incentive Stock Option” shall mean a Stock Option designated by the Committee as an Incentive Stock Option which is intended to comply with the requirements in Subsection (b) of Code Section 422 so as to be eligible for preferential income tax treatment.
     “Nonstatutory Stock Option” shall mean a Stock Option which is not eligible for preferential tax treatment under Code Section 421(a).
     “Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee or director to whom such Award has been granted.
     “Participating Subsidiary” shall mean any Subsidiary designated by the Administrator to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.
“Retirement” shall mean
       (a) in the case of an employee Participant, separating from service with the Company or a Subsidiary, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s Pension Plan for Salaried Employees or under another pension plan sponsored or otherwise maintained by the Company or a Subsidiary for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and
       (b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.
     “Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.
15. Amendments and Termination; Requisite Shareholder Approval
     The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the New York Stock Exchange or any stock exchange on which Common Stock may be listed.
     The Board shall have the power to amend the Plan in any manner contemplated by Section 12 or deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as “performance-based” compensation under Code Section 162(m), or to comply with applicable law including Code Section 409A, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request.
     With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan; provided that, no outstanding Stock Option (or Stock Appreciation Right) will have its exercise price reduced, or will be cancelled and replaced with a new Stock Option (or Stock Appreciation Right) with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled Stock Option (or Stock Appreciation Right) without shareholder approval. Notwithstanding anything contained in this Section 15 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 15 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore made under the Plan without the consent of the affected Participant.
16. Effective Date, Amendment and Restatement, and Term of the Plan
     (a) This Plan, previously denominated the “Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan,” became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 1996 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 1996 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 2001 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 2001 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 23, 2003 Annual Meeting of Shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, and continued in effect for awards made on or after January 23, 2003, until terminated, amended, or suspended as permitted under Section 15.
     (b) The Plan, as amended and restated herein, was adopted by the Board of Directors on November 17, 2005 subject to the approval by a majority of the shareholders present and entitled to vote thereon at the January 26, 2006 Annual Meeting of Shareholders of the Company and is continued in effect for Awards made on or after January 26, 2006, until terminated, amended, or suspended as permitted under Section 15; provided, however, that no Award shall be granted under the Plan on or after January 26, 2016.